Exhibit 4.2

SECOND SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 1, 2012, among AROC (Texas), Inc., a Texas corporation, Catena Oil & Gas LLC, a Texas limited liability company, G3 Energy, LLC, a Colorado limited liability company, G3 Operating, LLC, a Colorado limited liability company, Southern Bay Operating, L.L.C., a Texas limited liability company, Southern Bay Energy, LLC, a Texas limited liability company, Southern Bay Louisiana, LLC, a Texas limited liability company, and Western Star Drilling Company, a North Dakota corporation (collectively, the “New Guarantors”), each a subsidiary of Halcón Resources Corporation, a Delaware corporation (the “Company”), the existing Guarantors (as defined in the Indenture referred to herein), the Company and U.S. Bank National Association, as trustee under the Indenture referred to herein (the “Trustee”). The New Guarantors and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.”

W I T N E S S E T H

WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 16, 2012, relating to the 9.75% Senior Notes due 2020 (the “Securities”) of the Company;

WHEREAS, Section 4.9 of the Indenture in certain circumstances requires the Company to cause a newly acquired or created Restricted Subsidiary (i) to become a Guarantor by executing a supplemental indenture and (ii) to deliver an Opinion of Counsel to the Trustee as provided in such Section; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the other Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.

3. EXECUTION AND DELIVERY. The New Guarantors agree that their Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantees.

4. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

New Guarantors
AROC (TEXAS), INC. CATENA OIL & GAS LLC G3 ENERGY, LLC G3 OPERATING, LLC SOUTHERN BAY OPERATING, L.L.C. SOUTHERN BAY ENERGY, LLC SOUTHERN BAY LOUISIANA, LLC WESTERN STAR DRILLING COMPANY

By:		/s/ David S. Elkouri
Name:		David S. Elkouri
Title:		Executive Vice President and General Counsel

Existing Guarantors

GREAT PLAINS PIPELINE COMPANY

HALCÓN ENERGY PROPERTIES, INC.

HALCÓN FIELD SERVICES, LLC

HALCÓN HOLDINGS, INC.

HALCÓN OPERATING CO., INC.

HALCÓN RESOURCES OPERATING, INC.

HALCÓN LOUISIANA OPERATING, L.P.

	By	HLP GULF STATES, LLC,
its General Partner

HLP GULF STATES, LLC

HRC ENERGY HOLDINGS (LA), INC.

HRC ENERGY LOUISIANA, LLC

HRC ENERGY RESOURCES (LAFOURCHE), INC.

HRC ENERGY RESOURCES (WV), INC.

HALCÓN GEO HOLDINGS, LLC

PONTOTOC PRODUCTION COMPANY, INC.

By:		/s/ David S. Elkouri
Name:		David S. Elkouri
Title:		Executive Vice President and General Counsel

SIGNATURE PAGE TO

SECOND SUPPLEMENTAL INDENTURE

HALCÓN RESOURCES CORPORATION

By:	/s/ David S. Elkouri

Name:	David S. Elkouri
Title:	Executive Vice President and General Counsel

SIGNATURE PAGE TO

SECOND SUPPLEMENTAL INDENTURE

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven A. Finklea

Steven A. Finklea, Vice President

SIGNATURE PAGE TO

SECOND SUPPLEMENTAL INDENTURE